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                                                        Exhibit 23.1


                     Consent of the Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-18433) of Hawk Corporation and in the related Prospectus of our report dated March 20, 1998, with respect to the consolidated financial statements of Hawk Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

                                           /s/ ERNST & YOUNG LLP

Cleveland, Ohio
March 27, 1998